Exhibit 10.5

ADDENDUM

TO

THE ENVIRONMENTAL LIABILITIES AGREEMENT

ADDENDUM AGREEMENT dated as of December 11, 2003, between ALIMENTATION COUCHE-TARD INC. (“Parent”), a corporation organized under the laws of the Province of Québec, Canada, and CONOCOPHILLIPS COMPANY (“Seller”), a Delaware Corporation (each a “Party” and collectively the “Parties”);

W I T N E S S E T H

WHEREAS Parent and Seller have executed as of October 3, 2003 a stock purchase agreement providing for the sale by Seller to Couche-Tard, U.S. LP (then known as 9103-4793 Delaware LP), a limited partnership wholly owned directly or indirectly by Parent, of all the issued and outstanding shares of The Circle K Corporation (the “Initial Stock Purchase Agreement”);

WHEREAS Parent and Seller have executed as of December 12, 2003 an addendum agreement to the Initial Stock Purchase Agreement (the “Addendum”, and the Addendum and the Initial Stock Purchase Agreement collectively the “Stock Purchase Agreement”);

WHEREAS Parent and Seller have executed as of October 3, 2003 an environmental liability agreement in relation to certain environmental and occupational health and safety matters related to the Properties and the Divested Properties (the “Environmental Liabilities Agreement”);

WHEREAS Parent and Seller wish to modify the Environmental Liabilities Agreement as provided herein; and

WHEREAS unless the context shall otherwise require, terms used and not defined herein but defined or given meaning in the Environmental Liabilities Agreement (including by reference) shall have the meaning assigned to such terms in the Environmental Liabilities Agreement (including by reference);

NOW in consideration of the premises and the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency thereof are hereby acknowledged by the Parties, the Parties hereto agree as follows:

1.                                                                                       Any reference in the Environmental Liabilities Agreement to the Stock Purchase Agreement refers to the Stock Purchase Agreement as defined herein.

2.                                                                                       The following definition is added to the Environmental Liabilities Agreement:

“Bossier Property” means the Leased Real Property located at 3226 Barksdale Blvd., Bossier City, Louisiana.”

3.                                                                                       The definition of “Baseline Contamination” in the Environmental Liabilities Agreement is hereby modified by inserting the following after the word “hereto” at the end of (i): “or at or from the Bossier Property”.

4.                                                                                       All modifications to the Environmental Liabilities Agreement set out in this Agreement take effect immediately upon execution hereof.

5.                                                                                       This Agreement is deemed to form part of the Environmental Liabilities Agreement which remains in full force and effect, unchanged and unmodified, except only as specifically modified herein.

6.                                                                                       Assignability

This Agreement shall be assignable by the Parties to the extent set forth in Section 12(g) of the Environmental Liabilities Agreement.

7.                                                                                       Waivers and Amendments

No waiver shall be deemed to have been made by either of the Parties of any of its rights under this Agreement unless the same shall be in writing that is signed on its behalf by the authorized representative of the Party against whom any such waiver is claimed.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of either Parent or Seller, as the case may be, in any other respect.  This Agreement shall not be amended or modified except by an instrument in writing signed by the Party against whom enforcement is sought.

8.                                                                                       Headings

The headings contained in this Agreement are for convenience of reference only and do not qualify or affect in any way the meaning or interpretation of this Agreement.

9.                                                                                       Severability

In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby so long as the remaining provisions do not fundamentally alter the relations among the Parties.

10.                                                                                 Counterparts

This Agreement may be executed in any number or counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

11.                                                                                 Governing Law

This Agreement shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of New York, without regard to conflicts of laws provisions except that New York General Obligations Law Section 5-1401 shall apply.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date written above.

CONOCOPHILLIPS COMPANY

By:	s/William R. Gover
Name:	WILLIAM R. GOVER
Title:	Asset Disposition Project Lead

ALIMENTATION COUCHE-TARD INC.

By :	s/Richard Fortin
Name :	RICHARD FORTIN
Title :	Executive Vice-President and Chief Financial Officer